UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2012

______________

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

______________

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Xi Avenue
Xianyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On October 26, 2012, at 9AM (PRC time), Biostar Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Shareholders at its executive offices in Xianyang City, Shaanxi Province, People’s Republic of China. Set forth below are the matters voted upon at the meeting and the voting results:

Proposal 1- Election of Directors (with 3,366,398 broker non-votes on this matter):

Name	Votes For	Votes Withheld

Ronghua Wang	3,891,337	61,810
King-fai Leung	3,891,004	62,143
Haipeng Wu	3,889,724	63,423
Zhongyang Shang	3,886,003	67,144
Qinghua Liu	3,885,225	67,922

Proposal 2 - Ratification of the appointment of Mazars CPA Limited as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 (7,130,485 votes for, 86,789 votes against and 102,271 votes abstaining; there were no broker non-votes on this matter).

Proposal 3 – Approval of the 2012 Stock Option Compensation Plan (3,668,252 votes for, 275,056 votes against and 9,839 votes abstaining; with 3,366,398 broker non-votes on this matter).

Pursuant to the foregoing votes, Ronghua Wang, King-fai Leung, Haipeng Wu, Zhongyang Shang and Qinghua Liu were elected to serve as directors, Mazars was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and the 2012 Stock Option Plan was approved.

Item 9.01          Financial Statements and Exhibits

(d)              Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Biostar Pharmaceuticals, Inc.

Date: October 26, 2012	By:	/s/ Zack Pan
Zack Pan
Chief Financial Officer